UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11,2008

GSI Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 491-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2008, GSI Commerce, Inc. (the “Company”) announced that it had obtained a $75,000,000 revolving secured credit facility which will be available for letters of credit, working capital and general corporate purposes, including possible acquisitions.

The terms of the credit facility are set forth in a Credit Agreement, dated as of January 11, 2008, by and among GSI Commerce Solutions, Inc., a subsidiary of the Company (the “Borrower”), the Guarantors named therein (including the Company), the Lenders named therein, PNC Bank, National Association, as administrative agent (“PNC”), and Bank of America, N.A., as syndication agent (the “Credit Agreement”).

The credit facility is available for a five year term and, subject to certain conditions, may be increased to $150,000,000. All amounts outstanding under the credit facility are payable January 11, 2013. The interest rate on amounts outstanding under the credit facility will be LIBOR + 75 to 150 basis points, depending on the secured debt to EBITDA ratio each quarter. The credit facility is collateralized by a first priority perfected lien on all of the personal property of the Borrower and the Guarantors, a first priority perfected lien on the common stock of all wholly owned domestic subsidiaries and 65% of the common stock of all wholly owned first tier foreign subsidiaries and a negative pledge with respect to all of the real property of the Borrower. The Credit Agreement contains standard covenants, including but not limited to covenants relating to secured debt to EBITDA ratios, fixed charge coverage ratios, liquidity and limitations on capital expenditures, mergers and acquisitions, indebtedness, liens, dispositions, dividends, investments and investments in foreign subsidiaries. The Credit Agreement also contains standard events of default, including a change of control provision. Upon an event of default, the Lenders would have the option of accelerating all obligations under the Credit Agreement.

The Company and certain of its subsidiaries are also parties to a $3,000,000 letter of credit facility with PNC and a secured $14,500,000 lease finance facility with PNC Equipment Finance LLC, an affiliate of PNC, and Sovereign Bank, a Lender under the Credit Agreement. Additionally, the Company and certain of its subsidiaries maintain bank accounts with PNC, Bank of America and HSBC, Lenders under the Credit Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description
10.1
Credit Agreement, dated as of January 11, 2008, by and among GSI Commerce Solutions, Inc., the Guarantors named therein, the Lenders named therein, PNC Bank, National Association, as administrative agent, and Bank of America, N.A., as syndication agent.

99.1	Press Release dated January 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

January 17, 2008

By: /s/ Arthur H. Miller
Name: Arthur H. Miller
Title: Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit	Description
10.1
Credit Agreement, dated as of January 11, 2008, by and among GSI Commerce Solutions, Inc., the Guarantors named therein, the Lenders named therein, PNC Bank, National Association, as administrative agent, and Bank of America, N.A., as syndication agent.

99.1	Press Release dated January 14, 2008.

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